UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               DECEMBER 2, 1997


                          F & M NATIONAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                   VIRGINIA
                (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                   000-05929
                           (COMMISSION FILE NUMBER)

                                  54-0857462
                             (IRS EMPLOYER NUMBER)

                 38 ROUSS AVENUE, WINCHESTER, VIRGINIA  22604
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 540-665-4200


                                   NO CHANGE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                   FORM 8-K
                          F & M National Corporation
                             Winchester, Virginia


ITEM 5. OTHER EVENTS.

W. M. Feltner, Chairman of the Board of F&M National Corporation ("F&M"), Winchester, Virginia, together with W. S. Carnes and Quentin L. Corbett, Chairman of the Board and President, respectively, of Peoples Bank of Virginia ("Peoples"), jointly announced today that their respective Boards of Directors have approved a definitive agreement for the affiliation of Peoples with F&M. Through its four banking offices in Richmond, Virginia, Peoples provides a broad array of financial services to individuals and small to medium sized businesses. At September 30, 1997, Peoples reported total assets of $79.4 million and total stockholders' equity of $8.0 million. The agreement requires the approval of various regulatory agencies and the shareholders of Peoples and satisfaction of other standard conditions.

Under the terms of the Agreement, F&M will exchange 2.58 shares of F&M common stock for each outstanding share of common stock of Peoples, giving the transaction an indicated value of approximately $22.6 million. The transaction is intended to qualify as a tax-free exchange and be accounted for as a pooling of interests. Peoples also granted F&M an option to acquire up to 19.9% of its outstanding shares of common stock, exercisable under certain circumstances.

In announcing the transaction, Mr. Feltner commented, "We are extremely pleased to have such a quality institution join the F&M family of community banks and to help us expand and strengthen our franchise in the Richmond market. The affiliation is a positive one for both our organizations, as well as our respective shareholders and customers.

Mr. Corbett added, "The transaction will enhance our already strong bank. We will have a larger partner to help us expand the products and services available to our customers. F&M has a long history of permitting its banking affiliates to operate in the best interests of the communities they serve, while offering to these communities the advantages that are derived from a much larger banking organization. F&M is a people-oriented organization that enjoys an excellent reputation with its customers, employees and the communities it serves."

F&M, with assets in excess of $2.5 billion, is a multi-bank holding company headquartered in Winchester, Virginia. It has 7 bank affiliates in Virginia, 3 bank affiliates in West Virginia, and one bank affiliate in Maryland. F&M's common stock is listed on the New York Stock Exchange under the symbol "FMN".

Scott & Stringfellow, Inc., is serving as financial advisor to Peoples Bank of Virginia for this transaction.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         None




Pursuant to the filing requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M NATIONAL CORPORATION



/s/
By: Alfred B. Whitt, Senior Vice President and Secretary


DATE:  December 4, 1997